Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-128206) of iBASIS, Inc. of our report dated June 19, 2007, relating to the 2006 combined financial statements of KPN Global Carrier Services, which appears in this Current Report on Form 8-K/A.

The Hague, December 17, 2007

PricewaterhouseCoopers Accountants N.V.

/s/ H.C. Wust RA
H.C. Wust RA